                                 SCHEDULE 14(A)
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
Preliminary Proxy Statement [ ]                 Confidential For Use of the [ ]
Definitive Proxy Statement [x]                  Commission Only (as permitted by
Definitive Additional Materials [ ]             Rule 14a-6(e)(2))
Soliciting Material Pursuant to Rule 14a-12 [ ]

                            DA CONSULTING GROUP, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

                                    N/A

(2) Aggregate number of securities to which transaction applies:

                                    N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4) Proposed maximum aggregate value of transaction:


(5) Total fee paid:


[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                            DA CONSULTING GROUP, INC.
                                SAN FELIPE PLAZA
                           5847 SAN FELIPE, SUITE 1100
                              HOUSTON, TEXAS 77057

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 11, 2001

                               ------------------


To the Shareholders of DA Consulting Group, Inc.:

         The annual meeting of shareholders of DA Consulting Group, Inc, a Texas corporation ("DACG"), will be held at 1:30 p.m., local time, on December 11, 2001, at San Felipe Plaza, 5847 San Felipe, Suite 1100, Houston, TX, 77057, for the following purposes:

1. To elect two Class C directors of DACG for a three-year term, ending at DACG's 2004 annual meeting of shareholders; and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only holders of shares of DACG's common stock at the close of business on November 2, 2001 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of DACG will not be closed. The accompanying form of proxy is solicited by the board of directors of DACG.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                                       By Order of the Board of Directors

                                       /s/  B.K. PRASAD

                                       B.K. Prasad
                                       Chairman of the Board


November 9, 2000

                            DA CONSULTING GROUP, INC.
                                SAN FELIPE PLAZA
                           5847 SAN FELIPE, SUITE 1100
                              HOUSTON, TEXAS 77057


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON

                                DECEMBER 11, 2001

                               ------------------

         This proxy statement, which is first being mailed to shareholders on or about November 9, 2001, is furnished in connection with the solicitation by the board of directors of DA Consulting Group, Inc. ("DACG") of proxies to be used at the annual meeting of shareholders of DACG, to be held at 1:30 p.m., local time, on December 11, 2001, at San Felipe Plaza, 5847 San Felipe, Suite 1100, Houston, Texas, 77057, and at any adjournments or postponements thereof.

         If proxies in the accompanying form are properly executed and returned prior to voting at the annual meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted:

         o in favor of the election of the nominees for director named in Proposal 1 below; and

         o in support of management on such other business as may properly come before the annual meeting or any adjournments thereof.

         Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares.

         Any proxy may be revoked by a shareholder prior to its exercise:

         o   upon written notice to the Secretary of DACG;

         o   by delivering a duly executed proxy bearing a later date; or

         o   by the vote of a shareholder cast in person at the annual meeting.

                                     VOTING

         Holders of record of DACG's common stock, $0.01 par value, on November 2, 2001, will be entitled to vote at the annual meeting or any adjournments or postponements thereof. As of that date, there were 8,418,604 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on the election of each nominee for director and on any other matter that may properly come before the annual meeting. Shareholders are not entitled to cumulative voting in the election of directors.

         Under Texas law and the by-laws of DACG, the presence of a quorum is required for each matter to be acted upon at the annual meeting. The presence at the annual meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the annual meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and present in person or represented by proxy at the meeting. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received specific instructions from the beneficial owners, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the annual meeting.

         The cost of solicitation of proxies by the board of directors will be borne by DACG. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of DACG may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. DACG will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of DACG's stock.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         DACG's board of directors consists of six members, divided into three classes, with the directors in each class serving for staggered three-year terms and until their successors are elected and qualified. At the annual meeting, two Class C directors will be elected to serve for a term of three years, each until their successors are elected and qualified. Unless otherwise specified in the accompanying proxy, the shares of common stock voted pursuant thereto will be cast for Dr. B.K. Prasad and Dennis Fairchild, each for terms expiring at the annual meeting of shareholders to be held in 2004. If, for any reason, at the time of election, either of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the board of directors. The board of directors, however, has no reason to believe that either of the nominees will be unable or unwilling to serve as a director.

         Three directors will continue to serve as directors following the annual meeting as set forth below, with two Class A directors having terms expiring at the 2002 annual meeting of shareholders and one Class B director having a term expiring at the 2003 annual meeting of shareholders. The remaining vacant Class B seat on the board of directors will not be filled at the annual meeting and will remain vacant until filled by the board of directors or by the shareholders at a meeting of the shareholders.

         The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Class C Directors for a Three Year Term Expiring at the 2004 Annual Meeting

B.K. Prasad, Ph.D., age 65, has served as a director since December 2000 and as the Chairman of the board of directors since August 2001. Dr. Prasad, a corporate strategy and management consultant, has been employed as a Director and Vice President by Comcraft Canada Limited since 1987, and by Comcraft Asia
(Pte) Ltd from 1981 to 1987. Prior to joining Comcraft, Dr. Prasad served in various senior finance and management positions in large industrial organizations. Dr. Prasad holds an LLB, MBA, FCMA, FCA and CPA. He has been designated by Purse to serve as a member of the board of directors pursuant to the Securities Purchase Agreement between DACG and Purse, dated August 2, 2000, and approved by DACG's shareholders at a special meeting held on October 12, 2000, under which Purse has the right to designate one director for so long as Purse owns at least 25% of the common stock that it purchased under the Securities Purchase Agreement. Dr. Prasad is a member of DACG's Audit Committee.

Dennis C. Fairchild, age 52, has served as a director since November 1, 2001. He joined DACG in April 1999 as Executive Vice President and Chief Financial Officer and is primarily responsible for the finance and administrative functions of DACG. Prior to joining DACG, Mr. Fairchild provided consulting services from April 1998 to February 1999. From April 1997 to April 1998 Mr. Fairchild was Chief Financial Officer at National Water & Power. He served as Chief Financial Officer at AmeriQuest Technologies from January 1994 to April 1997 and at Southeast Frozen Foods from March 1990 to January 1994.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO CLASS C DIRECTORS NAMED above.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

         Class A Directors - Terms Expiring at the 2002 Annual Meeting

Nigel W.E. Curlet, age 55, has served as a director since December 1996. Since 1976, he has been employed in various capacities by Shell Chemical Company and is currently its Manager - Demand Chain Center of Excellence. Mr. Curlet's prior management roles at Shell were in its information technology, research and development, and operations and strategic planning departments. He is a member of DACG's Audit, Compensation and Stock Option Committees.

Gunther E.A. Fritze, age 65, has served as a director since December 1996. Mr. Fritze is retired. From 1962 to 1999, Mr. Fritze was employed in various capacities by Bank of Boston. Mr. Fritze's most recent position was Manager, Finance Companies. Mr. Fritze is a member of DACG's Audit, Compensation and Stock Option Committees.

         Class B  Director - Term Expiring at the 2003 Annual Meeting

Virginia L. Pierpont, age 59, founded DACG as a sole proprietorship in 1984, incorporated the business in 1987, and opened its United Kingdom operation in 1988. Ms. Pierpont was the Chief Executive Officer of DACG from 1984 to 1993, and, since August 2001, she serves as DACG's President and Chief Executive Officer. Ms. Pierpont served as Chairman of the board of directors from December 1996 through August 1998, and from April 2000 through August 2001. She is a member of DACG's Compensation Committee.

BACKGROUND OF EXECUTIVE OFFICERS

             Name                      Offices Held            Date of First Election                 Age
             ----                      ------------            ----------------------                 ---
                                    President and Chief
Virginia L. Pierpont                 Executive Officer             August 2001 (1)                    59

                                 Executive Vice President
Dennis C. Fairchild             and Chief Financial Officer          April 1999                       52

Malcolm G. Wright                 Chief Operating Officer           February 2001                     45

----------------
(1) Most recently, Ms. Pierpont was appointed as the President and Chief Executive Officer of DACG in August 2001. She also served as the Chief Executive Officer of DACG from 1984 through 1993.

For further information regarding Ms. Pierpont's background, see "Members of the Board of Directors Continuing in Office." For further information regarding Mr. Fairchild's background, see "Nominees for Election to the Board of Directors."

Malcolm G. Wright, age 45, joined DACG in March 2000 as Vice President of Europe and, in February 2001, was promoted to Chief Operating Officer. Prior to joining DACG, Mr. Wright was with Equifax Plc from November 1996 to January 2000, and his last position was as European & UK Divisional Director of Commercial Information Services. He also spent 17 years with Dun & Bradstreet and was Director of Multinational Development at Dun & Bradstreet Europe from December 1990 to November 1996.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During DACG's 2000 fiscal year, which ended on December 31, the board of directors held four meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and committees of the board of directors on which he or she served.

         During 2000, the Audit Committee, which during this period consisted of Messrs. Curlet, Fritze and Thatcher, met four times. In July 2001, Mr. Thatcher resigned as both a member of the Audit Committee and as a director of the Company, and his position on the Audit Committee was filled by Dr. Prasad. Each member of the Audit Committee is considered an "independent director" under NASD's rules. The function of the Audit Committee is to:

         o review the financial reports and other financial information prepared by DACG for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports;

         o review DACG's systems of internal controls established by management and the board of directors for finance, accounting, legal compliance and ethics;

         o review DACG's auditing, accounting and financial reporting processes generally;

         o    monitor compliance with legal regulatory requirements;

         o monitor the independence and performance of DACG's internal and independent public accountants; and

         o provide effective communication between the board of directors and DACG's internal and external auditors.

         In May 2000, the board of directors unanimously adopted the Audit Committee charter included as Appendix A to this proxy statement.

         During 2000, the Compensation Committee, which consists of Ms. Pierpont and Messrs. Curlet and Fritze, met six times. The Compensation Committee is responsible for determining compensation for the executive officers of DACG, including bonus and benefits, and for administering DACG's compensation programs, other than DACG's 1997 Stock Plan.

         During 2000, the Stock Option Committee, which consists of Messrs. Curlet and Fritze, met six times. The Stock Option Committee is responsible for the administration of DACG's 1997 Stock Option Plan.

         DACG does not have a standing Nominating Committee.

THE AUDIT COMMITTEE REPORT

         The Audit Committee reviews DACG's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the financial statements with management.

         The Audit Committee has discussed with PricewaterhouseCoopers LLP, DACG's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and discussed with PricewaterhouseCoopers LLP its independence from DACG and its management. The Audit Committee has not considered whether its independent auditors' provision of non-audit services to DACG is compatible with the auditor's independence, because its independent auditors have not provided any non-audit services to DACG.

         In reliance on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in DACG's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                       THE AUDIT COMMITTEE

                                       Gunther E.A. Fritze, Chair
                                       Nigel W.E. Curlet
                                       Dr. B.K. Prasad

FEES PAID TO INDEPENDENT AUDITOR

         Set forth below are the fees billed for professional services rendered to DACG by PricewaterhouseCoopers LLP for fiscal 2000.

          Audit Fees................................               $199,300
          Financial Information Systems and Design
          and Implementation Fees...................               $      0
          All Other Fees............................               $      0

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The function of the Compensation Committee is to advise the board of directors regarding overall compensation policies and recommend specific compensation for DACG's officers. The Compensation Committee is responsible for providing guidance to the board of directors regarding broad compensation and stock issues. The Committee is composed of Virginia L. Pierpont, Gunther E.A. Fritze and Nigel W.E. Curlet.

         DACG applies a consistent philosophy to compensation for all employees, at all levels. This philosophy is based on the premises that the success of DACG results from the efforts of each employee and that a performance, team-orientated environment is an essential part of DACG's culture. DACG believes in the importance of rewarding employees for DACG's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to overall Company results.

         The Committee retained a leading compensation consulting firm to advise the Committee on the market and executive compensation programs for 2000. The consultant's review provides benchmarks for comparison of executive compensation to that of other companies whose business is similar in nature to DACG's or who may compete with DACG for executive talent. The compensation consultants advise the Committee using resources that include publicly available information and the consultant's prior experience.

         The principal elements of DACG's executive compensation program consist of both annual compensation (primarily base salary and annual incentive cash bonuses) and long-term incentive compensation in the form of stock options. Base salary, annual cash bonuses, and option grants are determined on the basis of the overall financial performance of DACG and the performance of the individual officer.

         The Compensation Committee recommends base salary levels and annual cash bonuses of DACG's senior management for approval by the Board or Directors. Effective April 2000, the board of directors approved a base salary of $292,500 for Mr. Mitchell, who served as the President and Chief Executive Officer of DACG until his resignation in August 2001. The board approved a base salary of $185,000 for Mr. Fairchild, effective January 2000. The Compensation Committee recommended, and the Board approved, bonuses of $175,000 for Mr. Mitchell and $92,000 for Mr. Fairchild for 2000.

         As part of a turnaround strategy, additional compensation incentives have been utilized for senior management and equity participation for all employees has been adjusted to increase employee motivation and reward their efforts in DACG. The base pay for Mr. Mitchell was raised to $390,000 and the base pay for Mr. Fairchild was raised to $220,000, each effective as of November 1, 2000.

         At the direction of the Compensation Committee, the Stock Option Committee was established to administer the 1997 Stock Option Plan. The Stock Option Committee from time to time will grant options for shares common stock to executive officers in an effort to further align their long-term interests with those of DACG and DACG's other shareholders. During 2000, DACG granted stock options for 1,038,699 shares of common stock to officers and employees of DACG (of which 553,750 were granted to executive officers of DACG). Stock options included options for 348,000 shares of common stock with shorter vesting periods to key management as an incentive to retain key personnel during the financial downturn of DACG. The Compensation Committee believes that the directors', officers' and employees' existing equity ownership and stock options sufficiently link their interests to the financial success of DACG.

                                       THE COMPENSATION COMMITTEE

                                       Nigel W.E. Curlet, Chair
                                       Gunther E.A. Fritze
                                       Virginia L. Pierpont

SUMMARY COMPENSATION TABLE

         The following table sets forth, with respect to services rendered during 2000, 1999, and 1998, the total compensation earned by (i) each individual who served as DACG's Chief Executive Officer during 2000, (ii) each of the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2000 and whose respective total annual salary and bonus exceeded $100,000 during 2000, and (iii) two additional individuals who would have been included in part (ii) above but for the fact that the individuals were not serving as executive officers of DACG at the end of 2000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE



                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                           ANNUAL COMPENSATION(1)          AWARDS
                                                           ----------------------       ------------
                                                                                          SECURITIES
                                                                                          UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR       SALARY($)        BONUS($)      OPTIONS(#)      COMPENSATION($)(2)
---------------------------                     ----      ---------        --------      -----------      ------------------
                                                2000    $   103,125            ---             ---                ---
Virginia L. Pierpont (3)                        1999          ---              ---            1,025               ---
     President and Chief Executive Officer      1998          ---              ---             ---                ---

Dennis C. Fairchild (4)                         2000    $   189,847       $   92,000         40,000       $    17,092 (10)
     Executive Vice President - Finance and     1999    $   142,708       $   55,000         30,750       $    46,046
     Administration, Chief Financial Officer    1998          ---              ---             ---                ---

John E. Mitchell (5)                            2000    $   311,742       $  175,500        468,000       $    16,849 (11)
     Former President and Chief Executive       1999          ---              ---             ---                ---
Officer                                         1998          ---              ---             ---                ---
                                                                                               ---

Nicholas H. Marriner (6)                        2000    $    43,020            ---             ---        $    66,634 (12)
     Former President, Chief Executive Officer  1999    $   335,000            ---                                ---
     and Chairman of the board of directors     1998    $   432,000       $  168,480           ---                ---

Patrick J. Newton (7)                           2000    $    63,046            ---             ---        $     3,330 (13)
     Former President and Chief Executive       1999    $   333,505            ---           98,500               ---
     Officer                                    1998    $   306,000       $   95,068         42,000       $ 2,192,400

Eric J. Fernette (8)                            2000    $   116,048            ---           15,750       $   113,631 (14)
     Former Executive Vice President,           1999    $   155,700       $   40,000         27,250               ---
     Human Resources                            1998    $   141,583       $  132,818          4,200               ---

Lisa L. Costello (9)                            2000    $   115,752            ---           40,000       $    21,759 (15)
     Former Executive Vice President,           1999    $   160,260       $   40,000         33,500               ---
     Research and Development                   1998    $   156,313       $  138,856         21,000               ---

-----------------

 (1) All figures originally determined in foreign currency have been converted to U.S. dollars based upon the exchange rate at the end of the applicable fiscal year.

 (2) Amounts include compensation expense attributed to employee stock awards, employer 401(k) contributions and Company perquisites.

 (3) Ms. Pierpont received a $3,125 retainer in the first quarter of 2000 which was paid to all directors who were not also employees of DACG. Effective April 4, 2000, Ms. Pierpont was named Chairman of the board of directors, and entered into an employment agreement entitling her to receive $150,000 annually for such service. Following her appointment as President and Chief Executive Officer and resignation as Chairman of the board of directors in August 2001, Ms. Pierpont continued to receive $150,000 annually for her services as President and Chief Executive Officer of DACG.

 (4) Mr. Fairchild was elected as an Executive Vice President and the Chief Financial Officer of DACG on April 14, 1999 at a base annual salary of $175,000 and $185,000 effective January 1, 2000. His base salary increased to $220,000 effective November 1, 2000.

 (5) Mr. Mitchell joined DACG on October 4, 1999 as president of its Europe, Middle East, Africa division, was elected as DACG's Chief Operating Officer effective February 11, 2000 at a base salary of $270,000, and was elected as the President and Chief Executive Officer of DACG effective April 4, 2000 at a base annual salary of $292,500. His base salary increased to $390,000 effective November 1, 2000. He resigned his position as President and Chief Executive Officer effective as of August 9, 2001.

(6) Mr. Marriner served as Chief Executive Officer of DACG through November 30, 1999. He was elected as the President and Chief Executive Officer of DACG effective February 11, 2000. He resigned his positions as Chairman of the board of directors, President and Chief Executive Officer effective April 3, 2000.

(7) Mr. Newton served as Chief Executive Officer of DACG effective December 1, 1999. His base salary was $378,276 on February 11, 2000, the date his resignation as President and Chief Executive Officer of DACG became effective.

(8) Mr. Fernette resigned his position as Executive Vice President - Human Resources on August 15, 2000, at which time his base annual salary was $157,248.

 (9) Ms. Costello resigned her position as Executive Vice President - Research and Development on August 10, 2000, at which time her base salary was $165,593.

(10) Represents $14,400 in car allowance and $2,692 in employer 401(k) contributions.

(11) Represents $16,849 in car allowance.

(12) Represents $66,634 in severance pay.

(13) Represents $3,330 in car allowance.

(14) Represents $9,600 in car allowance, $5,250 in employer 401(k) contributions, $89,181 in severance pay, and $9,600 from termination of a deferred compensation plan.

(15) Represents $9,000 in car allowance, $4,959 in employer 401(k) contributions, and 7,800 from termination of a deferred compensation plan.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

         Under the 1997 Stock Option Plan, options to purchase common stock are available for grant to directors, officers and other key employees of DACG. The following table sets forth certain information regarding options for the purchase of common stock that were awarded to the named executive officers during 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                Number of
                                Securities                                                      Potential Realizable Gain
                                Underlying    Percent of Total                                   at Assumed Annual Rates
                                 Options       Options Granted   Exercise or                    of Stock Appreciation for
                               Granted (#)     to Employees in    Base Price     Expiration            Option Terms
            Name                   (1)        Last Fiscal Year    ($/Sh) (2)        Date           Compounded Annually
            ----               -----------    ----------------    ----------        ----           -------------------
                                                                                                  5% ($)         10% ($)
                                                                                                  ------         -------
Virginia L. Pierpont.....           0                --                --             --            --            ---

Dennis Fairchild.........         40,000 (3)         4%             $1.44        5/01/2010        $36,224       $ 91,800

John E. Mitchell.........         75,000             7%             $3.25        2/11/2010(4)    $153,293       $388,475
                                  75,000             7%             $3.25        2/11/2010(4)    $153,293       $388,475
                                 308,000            30%             $1.44        5/01/2010(4)    $278,443       $705,269

Nicholas H. Marriner.....           0                --                --             --            --             --

Patrick J. Newton........           0                --                --             --            --             --

Eric J. Fernette.........         15,750             2%             $3.44        8/15/2001        $34,074        $86,349

Lisa L. Costello.........         40,000             4%             $1.44       11/10/2000(5)     $36,224        $91,800

------------------
(1) Unless otherwise, noted, all options vest in one-third installments on the second, third, and fourth anniversaries of the date of grant.

(2) The exercise price equaled the closing price of a share of common stock as listed on The Nasdaq National Market on the date of grant. The exercise price is payable in cash or by delivery of shares of common stock having a fair market value equal to the exercise price of the options exercised.

(3) The option vests in five equal annual installments beginning on May 1, 2001.

(4) The option was terminated three months after Mr. Mitchell resigned from DACG.

(5) The option was terminated three months after Ms. Costello resigned from DACG.

STOCK OPTIONS EXERCISED BY NAMED EXECUTIVE OFFICERS DURING 2000 AND HELD BY NAMED EXECUTIVE OFFICERS AT DECEMBER 31, 2000

         No options granted by DACG were exercised by the named executive officers during 2000. The following table sets forth certain information regarding options for the purchase of common stock that were held by the named executive officers.

                                     AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES
                                Shares                          Number of Securities             Value of Unexercised
                             Acquired on        Value          Underlying Unexercised        In-the-Money Options at FY-End
           Name              Exercise (#)    Realized($)       Options at FY-End (#)                     ($)
           ----              -------------   -----------       ----------------------        -------------------------------
                                                             Exercisable    Unexercisable      Exercisable    Unexercisable
                                                             -----------    -------------      -----------    -------------
Virginia L. Pierpont.....         ---            ---               1,025              -0-        ---              ---

Dennis C. Fairchild......         ---            ---               5,375           66,375        ---              ---

John E. Mitchell.........         ---            ---              38,500          436,500        ---              ---

Nicholas H. Marriner.....         ---            ---                 -0-              -0-        ---              ---

Patrick J. Newton........         ---            ---                 -0-              -0-        ---              ---

Eric J. Fernette.........         ---            ---               5,375           65,375        ---              ---

Lisa L. Costello.........         ---            ---                 -0-              -0-        ---              ---


STOCK PERFORMANCE CHART

         The following Stock Performance Chart compares DACG's cumulative total shareholder return on its common stock with the cumulative total return of the Nasdaq Composite and Nasdaq Computer and Data Processing Indices, quarterly, for the period from April 24, 1998 (the date the common stock commenced trading on The Nasdaq National Market) through December 31, 2000 (the date DACG's 2000 fiscal year ended). The comparison assumes $100 was invested on April 24, 1998 in common stock and in each of the foregoing indices and assumes reinvestment of dividends.

(Performance graph appears here.)

                            TOTAL STOCKHOLDER RETURN

                                            DA CONSULTING          NASDAQ            NASDAQ COMPUTER
                 QUARTER ENDING              GROUP, INC.        US COMPOSITE        & DATA PROCESSING
        April 24, 1998 (Base Period)            100                    100                   100
        June 30, 1998                            78                    101                   109
        September 30, 1998                       83                     91                   102
        December 31, 1998                       119                    119                   133
        March 30, 1999                           54                    133                   160
        June 30, 1999                            33                    145                   167
        September 30, 1999                       26                    149                   174
        December 31, 1999                        19                    220                   292
        March 30, 2000                           14                    247                   288
        June 30, 2000                            11                    215                   235
        September 30, 2000                       10                    198                   218
        December 31, 2000                         4                    132                   135

COMPENSATION OF DIRECTORS

         During 2000, DACG paid each director who was not also an employee of DACG an annual retainer of $12,500 on a quarterly basis and awarded each such director an option to purchase 5,333 shares of common stock pursuant to DACG's 1997 Stock Option Plan, being that number of options determined by dividing $10,000 by the fair market value of a share of common stock on June 6, 2000, the date of DACG's 2000 annual meeting. During 2001, DACG will pay each director, who is not also an employee of DACG, a $12,500 annual retainer and will award (as of and on the date of DACG's annual meeting) pursuant to the 1997 Stock Option Plan, each such director that number of options to purchase common stock determined by dividing $10,000 by the fair market value of a share of common stock on the date of the annual meeting. DACG also reimburses directors for travel expenses incurred on behalf of DACG.

         Ms. Pierpont received the first quarterly installment of $3,125 of the retainer paid to all non-employee directors of DACG during 2000. She did not receive any further installments of the retainer because she entered into an employment agreement under which she received a salary for serving as the Chairman of the board of directors from April 2000 through August 2001, and thereafter as the President and Chief Executive Officer of DACG, as described below.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

DACG entered into an employment agreement with Ms. Pierpont, effective April 4, 2000. Pursuant to her employment agreement, Ms. Pierpont received $150,000 per year and reimbursement for her expenses incurred on behalf of DACG in her capacity as the Chairman of the board of directors. Ms. Pierpont's salary could be increased by the board of directors upon its annual review at the beginning of each calendar year. Ms. Pierpont served at the discretion of the board of directors, and, if terminated by the board of directors, she was entitled to receive her salary for 90 days after she received notice of termination. If Ms. Pierpont were terminated within 180 days of a change of control of DACG, she was entitled to receive her salary for 180 days after she received notice of termination. Ms. Pierpont's employment agreement contained a non-compete covenant that was in effect during the term of her employment and for 18 months following her termination. Ms. Pierpont was appointed as President and Chief Executive Officer of DACG in and resigned as Chairman of the board of directors in August 2001. By oral agreement, Ms. Pierpont serves as the President and Chief Executive Officer of DACG, and has such responsibilities and authority consistent such position as may from time to time be reasonably assigned by the board of directors, for the same salary and according to the same terms and conditions as provided in her employment agreement described above.

         DACG entered into an employment agreement with Mr. Wright, DACG's Chief Operating Officer, dated February 6, 2001. Pursuant to his employment agreement, Mr. Wright was entitled to receive an initial base salary of Pound Sterling150,000 per year or such other rate as is shown on his pay slip, subject to annual review, and DACG is obligated to match his contributions to his personal pension up to five percent of his total pay. The annualized salary of Mr. Wright for 2001 is $216,000. Each of DACG and Mr. Wright may terminate the employment contract on six months prior notice in writing. Mr. Wright's employment agreement contains a non-compete covenant that is in effect during the term of his employment and for six months following his termination.

         Prior to his appointment as Chief Operating Officer of DACG, Mr. Wright entered into a change in control separation agreement with DACG, effective September 30, 1999, the initial term of which is two years. DACG may, in its sole discretion, extend, terminate or modify the agreement within 60 days following its expiration and, if it takes no action within 60 days after expiration of the term, the agreement is automatically extended for an additional two years. Also, the agreement remains in force for two years after any change in control of the company, as defined in the agreement. Under the agreement, if Mr. Wright is involuntarily terminated within two years after a change in control of DACG, he is entitled to (i) Pound Sterling117,000 as a lump sum in cash, (ii) a lump sum in cash equal to the cost of his benefits for two years, (iii) out-placement services in connection with finding new employment and (iv) the right to immediately exercise all outstanding stock options granted to him by DACG.

         DACG entered into a change in control separation agreement with Mr. Fairchild, DACG's Chief Financial Officer, effective September 30, 1999, the initial term of which is two years. DACG may, in its sole discretion, extend, terminate or modify the agreement within 60 days following its expiration and, if it takes no action within 60 days after expiration of the term, the agreement is automatically extended for an additional two years. Also, the agreement remains in force for two years after any change in control of DACG, as defined in the agreement. Under the agreement, if Mr. Fairchild is involuntarily terminated within two years after a change in control of DACG, he is entitled to
(i) $243,250 as a lump sum in cash, (ii) a lump sum in cash equal to the cost of his benefits for two years, (iii) out-placement services in connection with finding new employment and (iv) the right to immediately exercise all outstanding stock options granted to him by DACG.

         DACG entered into an employment agreement with Mr. Mitchell, DACG's former President and Chief Executive Officer, effective April 4, 2000. Pursuant to his employment agreement, Mr. Mitchell received an initial base salary of Pound Sterling195,000 per year which could be increased by the Board upon its annual review at the beginning of each calendar year. For 2001, the board of directors increased Mr. Mitchell's salary to an annual amount of $390,000. Mr. Mitchell received customary benefits, including medical, dental, disability and life insurance and other employee benefit plans available to employees at his level. Further, he was eligible for an annual performance bonus, as determined by DACG. Mr. Mitchell could be terminated without cause, as defined in the employment agreement, upon 90 days written notice. If so terminated, he was entitled to receive his salary and benefits for 18 months after termination, including any bonus paid or payable for the calendar year before his termination, and all of his outstanding stock options became fully vested and exercisable. If Mr. Mitchell voluntarily terminated his employment agreement on 30 days prior written notice with good reason, as defined in the agreement, then he was entitled to receive his salary and benefits for 12 months, including any bonus paid or payable for the previous calendar year, and all of his stock options became fully vested and exercisable. If Mr. Mitchell terminated his employment agreement on one year's prior written notice, he was eligible to receive his salary and benefits for 12 months after the termination was effective, including any bonus paid or payable for the calendar year before the termination. Mr. Mitchell's employment agreement contained a non-compete covenant that was in effect during the term of his employment and for 18 months after his termination, unless termination were by DACG without cause or by Mr. Mitchell for good reason. DACG also entered into a change in control separation agreement with Mr. Mitchell, effective April 4, 2000, the initial term of which was two years. The agreement remained in force for two years after any change in control of DACG, as defined in the agreement. Under the agreement, if Mr. Mitchell were involuntarily terminated within two years after a change in control of DACG, he was entitled to (i) Pound Sterling195,000 as a lump sum in cash, (ii) a lump sum in cash equal to the cost of his benefits for two years,
(iii) out-placement services in connection with finding new employment and (iv) the right to immediately exercise all outstanding stock options granted to him by DACG. The foregoing agreements with Mr. Mitchell were terminated when he resigned his position as President and Chief Executive Officer effective August 9, 2001, and he received payment of his salary through August 31, 2001.

         DACG entered into employment agreements with each of Messrs. Marriner, Newton and Fernette and Ms. Costello effective January 1, 1998, the initial terms of which expired on December 31, 1998 and which renewed automatically for additional one-year periods on expiration of prior terms. The initial base annual salaries under the employment agreements of the former executive officers were: $432,000 for Mr. Marriner, $306,000 for Mr. Newton; $144,000 for Mr. Fernette and $144,000 for Ms. Costello.

The base annual salary of each of the former executive officers was subject to increases periodically at the discretion of the board of directors, and each former executive officer was eligible to receive an annual bonus as determined by DACG. The base annual salary of each of the former executive officers at the time that the officer resigned was: $259,614 for Mr. Marriner; $378,276 for Mr. Newton; $157,248 for Mr. Fernette and $165,593 for Ms. Costello. Each of the employment agreements provided for customary benefits, including life, health and disability insurance and 401(k) plan participation. Each of the employment agreements further provided that if the employee was terminated without cause, such employee was entitled to severance pay: Mr. Fernette and Ms. Costello were entitled to salary and benefits for 12 months and 50% of any bonus paid with respect to the calendar year immediately preceding termination; and Messrs. Marriner and Newton were entitled to salary and benefits for 18 months and 100% of any bonus paid with respect to the calendar year immediately preceding termination. If the former executive employee voluntarily terminated the employment agreement for good reason (as defined therein), Mr. Fernette and Ms. Costello were entitled to salary and benefits for six months, including 50% of any bonus paid with respect to the calendar year immediately preceding termination, and Messrs. Marriner and Newton were entitled to salary and benefits for twelve months, including 100% of any bonus paid with respect to the calendar year immediately preceding termination. In the event the former executive officer was terminated in connection with a change in control (as defined therein), Mr. Fernette and Ms. Costello were entitled to receive one year's base salary and benefits and 100% of any bonus paid with respect to the calendar year immediately preceding termination, and Messrs. Marriner and Newton were entitled to receive two years' base salary and benefits and 200% of any bonus paid with respect to the calendar year immediately preceding termination. In the event of termination of the former executive officer by DACG without cause, by the former executive officer for good reason or following a change of control, all outstanding options held by such officer would become fully vested and exercisable. The former executive employees' employment agreements contained non-compete covenants that were in effect during the terms of their employment and for (i) 18 months after termination for each of Messrs. Marriner and Newton and (ii) 12 months after termination for each of Mr. Fernette and Ms. Costello, unless termination was without cause or by the former executive officer for good reason.

         DACG entered into an Agreement and Release with Mr. Fernette, dated August 15, 2000, in connection with his termination of employment with DACG effective the same date. Under the Agreement and Release, DACG agreed to pay Mr. Fernette (i) $8,769.60 in lieu of accrued unused vacation, (ii) $7,325.98 as full payout as part of a deferred compensation plan, and (iii) $204,483.92 less customary withholding taxes, in installment payments, beginning August 31, 2000, and ending August 15, 2001. Also, all of Mr. Fernette's outstanding stock options became fully vested and exercisable and remained exercisable during the period of time that he received separation payments. Additionally, Mr. Fernette's 401(k) benefits fully vested on his last day of employment. Mr. Fernette remained bound by the non-compete covenant in his employment agreement with DACG which was in effect for 12 months after his termination of employment.

         DACG entered into an agreement with Mr. Marriner, dated April 4, 2000, in connection with his termination of employment with DACG effective the same date. Under the agreement, DACG agreed to pay Mr. Marriner two months salary in lieu of all notice entitlement and, additionally, a lump sum ex gratia payment of Pound Sterling30,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ms. Pierpont served as a member of DACG's Compensation Committee in 2000 and also served as the Chairman of the board of directors from April 2000 through August 2001 for which she received a salary of $150,000 annually and reimbursement for her expenses incurred on behalf of DACG. Following her appointment as President and Chief Executive Officer in August 2001 and subsequent resignation as

Chairman of the board of directors in August 2001, Ms. Pierpont continued to receive $150,000 annually for her services as President and Chief Executive Officer of DACG.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, as of November 9, 2001, with respect to the beneficial ownership of shares of common stock of DACG by each person who is known to DACG to be the beneficial owner of more than five percent of the outstanding common stock, each director or nominee for director, each of the named executive officers, and all directors and executive officers as a group.

                                                           Amount and Nature of            Percent of Voting
Name and Address of Beneficial Owner                     Beneficial Ownership (1)               Power
------------------------------------                     ------------------------          -----------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS (2)
Virginia L. Pierpont (3).........................                    619,868                      7.4%
Dennis C. Fairchild (4)..........................                     34,416                       *
Malcolm G Wright (5).............................                     14,000                       *
John E. Mitchell ................................                     28,700                       *
Nicholas H. Marriner (6).........................                    619,868                      7.4%
Patrick J. Newton................................                          0                       *
Eric J. Fernette ................................                          0                       *
Lisa L. Costello.................................                      4,200                       *
Nigel W.E. Curlet (7)............................                     31,538                       *
Gunther E.A. Fritze (8)..........................                     33,658                       *
B.K. Prasad......................................                          0                       *
OTHER SHAREHOLDERS
Worcester Discretionary Trust  (9)...............                    631,092                      7.5%
Woodbourne Discretionary Trust  (9)..............                    629,034                      7.5%
Dimensional Fund Advisors, Inc. (10).............                    480,000                      5.7%
John Andrew Cowan (11)...........................                  1,260,126                     15.0%
Roger Geoffrey Barrs (11)........................                  1,260,126                     15.0%
Purse Holding Limited (12) ......................                  5,000,000                     43.8%
All directors and executive officers as a group
    ( 6 persons).................................                    733,480                      8.6%

----------------

*        Less than 1%

 (1) Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are currently exercisable or exercisable within 60 days of November 9, 2001 have been exercised. Options that are not exercisable within 60 days of November 9, 2001 have been excluded. Unless otherwise noted, DACG believes that all persons named in the above table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

 (2) Unless indicated otherwise, the address of each of these people is: c/o DA Consulting Group, Inc., San Felipe Plaza, 5847 San Felipe, Suite 1100, Houston, Texas 77057.

 (3) Includes (i) 370,000 shares owned by Ms. Pierpont's spouse, Nicholas Marriner, the former President and Chief Executive Officer of DACG and Chairman of the board of directors, (ii) 8,400 shares held by Ms. Pierpont as custodian for three minors, and (iii) 1,025 shares that may be acquired upon exercise of stock options. Ms. Pierpont disclaims beneficial ownership of the shares owned by her spouse and held as custodian for three minors.

 (4) Includes 25,416 shares that may be acquired upon exercise of stock options.

 (5) Represents 14,000 shares that may be acquired upon exercise of stock options.

 (6) Includes (i) 240,443 shares owned by Mr. Marriner's spouse, Virginia Pierpont, the President and Chief Executive Officer and director of DACG, (ii) 8,400 shares held by his spouse as custodian for three minors, and (iii) 1,025 shares that his spouse may acquire upon exercise of stock options. Mr. Marriner disclaims beneficial ownership of the shares owned by his spouse, held by his spouse as custodian for three minors and which his spouse may acquire upon exercise of stock options.

 (7) Represents (i) 11,130 shares owned by Mr. Curlet's spouse, (ii) 1,450 shares owned by Mr. Curlet's son, and (iii) 18,958 shares that may be acquired upon the exercise of stock options.

 (8) Includes 18,958 shares that may be acquired upon exercise of stock options.

 (9) Messrs. John Andrew Cowan and Roger Geoffrey Barrs are the co-trustees of the trust. The trustees have the power to appoint all or any part of the capital and income of the trust to one or more of the beneficiaries described in the trust deed and in such names and proportions and at such time as such trustees shall in their discretion determine. The address of this shareholder is: Victory House, 7th Floor, Prospect Hill, Douglas, Isle of Man, British Isle, IM1 1EQ.

(10) Information with respect to the ownership of this shareholder was obtained from Schedule 13G filed February 2, 2001. The address of this shareholder is:
1299 Ocean Avenue, Eleventh Floor, Santa Monica, CA 90401.

(11) Represents (i) 631,092 shares held by such shareholder as a co-trustee of the Worcester Discretionary Trust and (ii) 629,034 shares held by such shareholder as co-trustee of the Woodbourne Discretionary Trust. Such shareholder disclaims beneficial ownership of the shares held by the trusts. The address of this shareholder is: Victory House, 7th Floor, Prospect Hill, Douglas, Isle of Man, British Isle, IM1 1EQ.

(12) Includes 3,000,000 shares that may be acquired by Purse Holding Limited ("Purse") upon exercise of warrants. Purse is a British Virgin Islands limited company. Chandaria Charitable Foundation 1982 No. 5 ("Foundation") is the sole shareholder of Purse. R&H Trust Co. (Bermuda) Limited ("Trust") is the Trustee of Foundation. John David Boden and Paul Barrington Hubbard are the joint owners of Trust. Mr. Boden is also the President and a Director of Trust. Mr. Hubbard is also the Vice-President and a Director of Trust and the settlor of Foundation. Purse, Foundation, Trust, and Messrs. Boden and Hubbard have the shared power to vote or to direct the vote of or to dispose or direct the disposition of the shares of common stock. Foundation, Trust, and Messrs. Boden and Hubbard disclaim beneficial ownership of shares of DACG common stock. The address of Purse is: Altstetterstrasse 126, P.O. Box 1705, CH-8048, Zurich, Switzerland. The address of Foundation, Trust and Messrs. Boden and Hubbard is:
Corner House, 20 Parliament Street, Hamilton HM 12, Bermuda. Information with respect to these shareholders was obtained from Schedule 13D filed March 16, 2001.

SALE OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK

         On October 16, 2000, DACG consummated the sale to Purse Holding Limited, a British Virgin Islands limited company ("Purse"), of two million shares of common stock for $4.8 million and warrants to purchase up to three million shares of common stock. The sale was effected pursuant to a Securities Purchase Agreement, dated August 2, 2000, between DACG and Purse. The agreement was approved by DACG's shareholders at a special meeting held on October 12, 2000. DACG credited a $2 million loan received from Purse on August 3, 2000 toward the $4.8 million purchase price of the two million shares of common stock. Purse paid the purchase price from internally generated funds.

         In accordance with the terms of the agreement, DACG issued (i) two million shares of common stock at a price of $2.40 per share and (ii) two warrants, the first to purchase two million shares of common stock, exercisable until October 16, 2003, at the greater of $3.00 per share or 85% of the market price per share of common stock at the time of exercise, and the second to purchase one million shares of common stock, exercisable for the period of time after January 1, 2002, and until October 16, 2003, at $3.00 per share.

         Prior to the consummation of the agreement, no single shareholder of DACG beneficially owned more than 11% of the outstanding shares of common stock. As a result of its purchase of the two million shares of common stock, Purse owns approximately 24% of DACG's outstanding shares and is its largest single shareholder. If Purse purchases all three million shares provided for in the warrants, it would own approximately 44% of the outstanding shares, assuming DACG issues no additional equity and the antidilution provisions of the warrants are not triggered.

         The agreement requires DACG to register for resale under the Securities Act of 1933 with the Securities Exchange Commission ("SEC"), on or prior to October 16, 2001, the shares of common stock purchased by Purse and any shares of common stock purchased upon exercise of either of the warrants. DACG has requested a waiver from Purse regarding the timing for registering such common stock.

         Further, for so long as Purse owns at least 25% of the common stock that it has purchased, Purse is entitled under the agreement to designate one director on the board of directors. Dr. Prasad has been designated by Purse to serve on the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires DACG's directors and executive officers, and persons who own more than ten percent of a registered class of DACG's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of DACG. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish DACG with copies of all Section 16(a) forms they file.

         To DACG's knowledge, based solely on review of the copies of such reports furnished to DACG and written representations that no other reports were required, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to DACG's officers, directors and greater than ten-percent beneficial owners were complied with except (i) Purse, which purchased more than 10% of DACG's common stock on October 16, 2000, and Chandaria Charitable Foundation 1982 No. 5, the sole shareholder of Purse, filed a late joint Form 3, and (ii) Virginia L. Pierpont, a director of DACG, filed a Form 5 to report, among other transactions, a delinquent Form 3 holding, delinquent Form 4 transaction and delinquent Form 5 transaction.

                              INDEPENDENT AUDITORS

         The board of directors has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the consolidated financial statements of DACG for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP is not expected to have a representative present at the annual meeting.

                                 OTHER BUSINESS

         Management knows of no other matters that will be presented at the annual meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              SHAREHOLDER PROPOSALS

         Shareholders interested in submitting a proposal for inclusion in the proxy materials for DACG's 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934. To be eligible for inclusion in the proxy materials, shareholder proposals must be received by DACG at its principal executive offices, San Felipe Plaza, 5847 San Felipe, Suite 1100, Houston, Texas, 77057, within a reasonable time before DACG begins to print and mail its proxy materials for its 2002 annual meeting of shareholders. The 2002 annual meeting of shareholders is presently scheduled to take place in July 2002. Further, in the event a shareholder submits a proposal outside the process of Rule 14a-8, intended to be presented to a vote at the 2002 annual meeting of shareholders, and DACG receives notice of the proposal a reasonable time before it mails the proxy materials for its 2002 annual meeting of shareholders, then so long as DACG includes in its proxy statement for such annual meeting advice on the nature of the proposal and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals.

                                  ANNUAL REPORT

         A copy of DACG's annual report of Form 10-K as filed with the SEC for the year ended December 31, 2000 is being mailed together with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting.

         DACG WILL PROVIDE TO EACH PERSON SOLICITED, COPIES OF ANY EXHIBITS IN ITS ANNUAL REPORT, BUT MAY CHARGE A REASONABLE COPYING CHARGE. SHAREHOLDERS SHOULD ADDRESS REQUESTS FOR COPIES OF ANY OF THE EXHIBITS TO: CHIEF FINANCIAL OFFICER, DA CONSULTING GROUP, INC., SAN FELIPE PLAZA, 5847 SAN FELIPE, SUITE 1100, HOUSTON, TEXAS 77057.

                                                                      APPENDIX A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                            DA CONSULTING GROUP, INC.

                                    MAY 2000


                                   ARTICLE I
                                     PURPOSE

         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of DA Consulting Group, Inc. (the "Company") in undertaking and fulfilling its oversight responsibilities in connection with: (a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (b) reviewing the Company's systems of internal controls established by management for finance, accounting, legal compliance and ethics that management and the Board have established; (c) reviewing the Company's auditing, accounting and financial reporting processes generally; (d) monitoring compliance with legal regulatory requirements; (e) monitoring the independence and performance of the Company's internal and independent public accountants; and (f) providing effective communication between the Board and the Company's internal and external auditors.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power to retain special legal, accounting or other consultants to advise the Committee.

                                   ARTICLE II
                               MEMBERSHIP AND TERM

         (a) Membership. The Committee shall be comprised of at least three members of the Board, and the Committee's composition shall meet the following listing requirements of the NASD:

             1. Each member of the Committee must not have any relationship with the Company that may interfere with the exercise of the member's independence;

             2. Each member of the Committee must be financially literate1 or become financially literate within a reasonable period of time after appointment to the Committee; and



--------
(1) The term "financial literacy" means that a member of the audit committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows or will become able to do so within a reasonable period of time after being appointed to an audit committee. The term "financial literacy" does not mean that a member must have a chief financial officer's or accounting practitioner's understanding of generally accepted accounting principles, consistently applied, as adopted in the United States of America by the Financial Accounting Standards Board ("GAAP").

             3. At least one member of the Committee shall have expertise in accounting or financial reporting.2

         (b) Term; Removal. The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Unless a chairman of the Committee is designated by the Board, the members of the Committee will elect a chairman by formal vote of the Committee's full membership. A member of the Committee may be removed from the Committee at any time at the discretion of the Board.

                                  ARTICLE III
                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company's independent public accountants shall be accountable to the Board and the Committee, and the Board and Committee shall have ultimate authority to select, evaluate and replace the Company's independent public accountants.

                                   ARTICLE IV
                                    MEETINGS

         The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than four times a year. The Committee shall report to the Board at the first board meeting following each such Committee meeting. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                                   ARTICLE V
                                RESPONSIBILITIES

         The following functions are the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this function as appropriate given the circumstances.

             1. Review and reassess (using assessment tools available through third parties or developed internally) the adequacy of this Committee and its Charter not less than annually and recommend any proposed changes to the Board for approval.

             2. In accordance with Article III, hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or management.

             3. Review with management and the independent public accountants the audited financial statement to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including major issues regarding accounting and auditing principles and practices and any related party transactions as well as the adequacy of internal controls that could significantly affect the Company's financial statements, and


-------------
2 The term "expertise in accounting or financial reporting" means that at least one member of the audit committee must have had some past employment experience in finance or accounting, a professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                 review and consider with the independent public accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") 61.

             4. Review of significant financial reporting issues and judgments made by management and independent public accountants in connection with the preparation of the Company's financial statements.

             5. Review with the independent public accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS 61 prior to such filing.

             6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

             7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent public accountants, internal auditors or management.

             8. Obtain from the independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

             9. Receive periodic reports from the independent public accountants regarding the independent public accountants' relationships between the independent public accountants and the Company consistent with Independence Standards Board Standard Number 1. The Committee shall also discuss with the independent public accountants any such disclosed relationships and their impact on the auditor's independence. The Committee shall recommend that the Board take appropriate action to ensure the continuing objectivity and independence of the independent public accountants;

            10. Review the performance of the independent public accountants and recommend to the Board the appointment or termination of the independent public accountants and the selection of new independent public accountants. The Committee shall also review the fees to be paid to the independent public accountants. After the completion of the audit, the Committee shall review with the independent public accountants any problems or difficulties the auditor may have encountered and any management letter provided by the independent public accountants (and the Company's response to such letter.);

            11. Recommend to the Board the proposed scope of services for the independent public accountants for each fiscal year, including a review of the independent public accountant's risk assessment process in establishing the scope of the examination, proposed fees, and the reports to be rendered; and

            12. Review the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax, or other matters.

            13. Review the coordination between the independent public accountants and the internal auditor and review the risk assessment process, scopes, and procedures of the Company's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by the Company's management and approved by the Committee; review the significant findings of the internal auditor for each fiscal year; and review the quality and composition of the Company's internal audit staff.

            14. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

            15. Review the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

            16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

            17. Report through its Chairman to the Board following the meetings of the Committee.

            18. Maintain minutes or other records of meetings and activities of the Committee.

            19. Conduct or authorize investigation into any matters within the Committee's scope of responsibilities.

            20. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

         The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements, and the independent public accountants are responsible for auditing or reviewing those financial statements in compliance with applicable law. The Committee also recognizes that management of the Company, including the internal audit staff, as well as the independent public accountants have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out is oversight responsibility, the Committee will not provide any special assurances as to the Company's financial statements or any professional certification as to the independent public accountants' work. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants, or to assure compliance with laws and regulations.

                            DA CONSULTING GROUP, INC.


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FROM HOLDERS OF COMMON STOCK

         The undersigned, revoking all previous proxies, hereby appoints Virginia L. Pierpont and Dennis C. Fairchild, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock, par value $0.01 per share, of DA Consulting Group, Inc. which the undersigned would be entitled to vote at the annual meeting of the shareholders of DACG to be held on December 11, 2001, and at any adjournment or postponement thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement.

                           (continued on reverse side)

                         Annual Meeting of Shareholders

                            DA CONSULTING GROUP, INC.

                                December 11, 2001

                Please Detach and Mail in the Envelope Provided.

                 Please mark your votes as in this example. [X]

         This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned shareholder. Please mark, sign, date and return the proxy promptly using the enclosed envelope.

1.       Election of Directors.
         Nominees: B. K. Prasad and Dennis C. Fairchild, each as a director of DACG to serve for a three-year term expiring at the annual meeting to be held in 2004.

         [ ] Vote for all (except as marked to the contrary below).
         [ ] Withhold authority to vote for all.

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THE NAME OF THE NOMINEE ON THE LINE BELOW.)

         --------------------------------

         Note: Please sign this proxy exactly as your name appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.


Signature of Shareholder _______________________    Date: ________________, 2001

Signature of Shareholder _______________________




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